EXHIBIT 23.1



                         CONSENT OF INDEPENDENT AUDITORS



The Board of Directors
Highlands Insurance Group, Inc.:

We hereby consent to the use of our report incorporated herein by reference dated February 25, 1997, related to the consolidated financial statements of Highlands Insurance Group, Inc. and subsidiaries as of December 31, 1996, and for the year then ended and to the reference to our firm under the heading "Experts" in the prospectus.


                                          /s/ KPMG Peat Marwick LLP


Houston, Texas
June 26, 1997